Exhibit h.1
FORM OF UNDERWRITING AGREEMENT
$                     AGGREGATE PRINCIPAL AMOUNT OF ___% NOTES DUE ___
OF
ALLIED CAPITAL CORPORATION
DATED                     , 2006
[UNDERWRITER]

$                     AGGREGATE PRINCIPAL AMOUNT OF __ % NOTES DUE _____
OF ALLIED CAPITAL CORPORATION
FORM OF
UNDERWRITING AGREEMENT
                    , 2006
[Name of Underwriter]
[Address]
Ladies and Gentlemen:
     Allied Capital Corporation, a Maryland corporation (the “COMPANY”), proposes to sell $                     aggregate principal amount of its ___% Notes (the “NOTES”) due                      (the “FIRM SECURITIES”) to [UNDERWRITER(S)] (the “LEAD UNDERWRITER”) and the other underwriters named in Schedule I hereto (collectively, the “UNDERWRITERS”). The Securities (as hereinafter defined) will be issued pursuant to an Indenture dated as of                     , 2006, (the “INDENTURE”) by and between the Company, as issuer, and The Bank of New York, as trustee (the “TRUSTEE”).
     The Company also proposes to issue and sell to the Underwriters not more than an additional $                     aggregate principal amount of the Notes (the “ADDITIONAL SECURITIES”), if and to the extent that the Underwriters shall have determined to exercise the right to purchase such securities granted in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “SECURITIES.”
     The Company has filed with the Securities and Exchange Commission (the “COMMISSION”) a registration statement on Form N-2 (No. 333-133755) relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to the Securities Act of 1933, as amended (the “SECURITIES ACT”) and the rules and regulations promulgated thereunder (the “RULES AND REGULATIONS”), is hereinafter referred to as the “REGISTRATION STATEMENT;” the prospectus, dated as of                     , included in the Registration Statement at the time it became effective on                     , 2006 is hereinafter referred to as the “BASE PROSPECTUS;” the prospectus supplement, dated as of                     , 2006, filed with the Commission pursuant to Rule 497 under the Securities Act is hereinafter referred to as the “PRE-PRICING PROSPECTUS SUPPLEMENT” (and, together with the Base Prospectus, the “PRE-PRICING PROSPECTUS”); and the prospectus supplement, dated as of                     , 2006 to be filed with the Commission pursuant to Rule 497 and used to confirm sales of Securities is hereinafter referred to as the “PROSPECTUS SUPPLEMENT” (and, together with the Base Prospectus, the “PROSPECTUS”).

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission.
     (b) The Company meets the requirements for use of Form N-2 under the Securities Act and the rules and regulations thereunder. The Registration Statement, when it became effective, the Pre-Pricing Prospectus, when considered together with the pricing terms and other information set forth on Exhibit B hereto (the “PRICING INFORMATION”) , as of ___ p.m. (New York city time) on                     , 2006 (the “APPLICABLE TIME”), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the requirements of the Securities Act; the Registration Statement, when it became effective, and any supplement or amendment thereto, as of its effective date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus, as of the Applicable Time, and the Prospectus, as of the date of the Prospectus Supplement, and any supplement thereto, as of its date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein.
     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, Allied Capital REIT, Inc. (“ALLIED REIT”), A.C. Corporation (“AC CORP”) and Allied Investments L.P. (“ALLIED INVESTMENTS,” Allied REIT, AC Corp and Allied Investments, each a “SUBSIDIARY,” and collectively, the “SUBSIDIARIES”), taken as a whole. None of the Company’s Subsidiaries are a significant subsidiary of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
     (d) Each Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited partnership, as applicable, is in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate or limited partnership power and authority, as applicable, to own its property and to conduct its business, in each case as described in the Pre-Pricing Prospectus and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except with respect to the shares of preferred stock of Allied REIT owned by its employees or former employees (or persons related to such employees or former employees).
     (e) This Agreement has been duly authorized, executed and delivered by the Company.
     (f) The Indenture has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a legally valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing; (ii) that the remedies of specific performance and injunctive and other forms of equitable relief are subject to general equitable principles, whether such enforcement is sought at law or in equity; (iii) that such enforcement may be subject to the discretion of the court before which any proceedings therefore may be brought; and (iv) with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by United States federal or state securities laws or by public policy. The Indenture conforms in all material respects to the description thereof contained in the Prospectus.
     (g) The Securities have been duly authorized by the Company and when the Securities are executed and delivered by the Company and duly authenticated and issued by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, such Securities will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing; (ii) that the remedies of specific performance and injunctive and other forms of equitable relief are subject to general equitable principles, whether such enforcement is sought at law or in equity; and (iii) that such enforcement may be subject to the discretion of the court before which any proceedings therefore may be brought. The Securities conform in all material respects to the description thereof contained in the Prospectus.
     (h) The Securities are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the

Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.
     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation, by-laws or other organizational documents of the Company or any Subsidiary of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, regulation, order, writ or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the NASD or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Securities.
     (j) Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other organizational documents, (ii) in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any statement of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its Subsidiaries taken as a whole.
     (k) Except as disclosed in the Pre-Pricing Prospectus and the Prospectus subsequent to the respective dates of which information was given or included in the Pre-Pricing Prospectus or the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.
     (l) Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectus and Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (m) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act of 1940, as amended (the “INVESTMENT COMPANY ACT”) applicable to business development companies and the rules and regulations of the Commission thereunder, except as will not result, singly or in the aggregate, in a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     (n) To the best of its knowledge, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“ENVIRONMENTAL LAWS”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.
     (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.
     (p) The Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken by the Company under the Securities Act and the rules and regulations of the Commission thereunder to make the public offering and consummate the sale of the Securities as provided in this Agreement.
     (q) The Company owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations, whether international or domestic, necessary to carry on its business as contemplated, except to the extent that the failure to own or possess or have obtained such authorizations would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.
     (r) There are no material restrictions, limitations or regulations with respect to the ability of the Company or its Subsidiaries to invest its assets as described in the Pre-Pricing Prospectus or Prospectus, other than as described therein.
     (s) During the past fiscal year, the Company has been organized and operated, and currently is organized and operated, in conformance with the requirements of the Investment Company Act applicable to business development companies and the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “CODE”). The method of operation of the Company will permit it to continue to meet the requirements for qualification as a business development company under the Investment Company Act and taxation as a regulated investment company under Subchapter M of the Code. Allied REIT is organized and operated in conformance with the requirements to be taxed as a real estate investment trust under Subchapter M of the Code, and its method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under Subchapter M of the Code.
     (t) To the Company’s knowledge, KPMG LLP, who has certified financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.
     (u) The consolidated financial statements of the Company and its Subsidiaries, together with related notes, as set forth in the Registration Statement, Pre-Pricing Prospectus and Prospectus present fairly the consolidated financial position and the results of operations of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Pre-Pricing Prospectus and Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.
     (v) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the Underwriters, and the Underwriters, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agree to purchase, severally and not jointly, from the Company the aggregate principal amount of Firm Securities set forth opposite the name of each Underwriter on Schedule I hereto. The price of the Firm Securities shall be ___% of the aggregate principal amount thereof (the “PURCHASE PRICE”). The Company shall not be obligated to deliver any of the Firm Securities to be delivered on the Closing Date (as hereinafter defined), except upon payment for all the Securities to be purchased on the Closing Date as provided herein.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, from the Company up to the aggregate principal amount of Additional Securities set forth opposite the name of each Underwriter on Schedule I hereof at the Purchase Price. If the Underwriters elect to exercise such option, the Underwriters shall so notify the Company in writing not later than [     ] (___) days after the date of this Agreement, which notice shall specify the aggregate principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date, but not earlier than the Closing Date nor later than [___] (_) business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On the Option Closing Date (as hereinafter defined), each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Securities that bears the same proportion to the total aggregate principal amount of Additional Securities to be purchased on such Option Closing Date as the aggregate principal amount of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Securities.
     3. PUBLIC OFFERING OF SECURITIES. The Company is advised by the Underwriters that they propose to make a public offering of Securities as soon after this Agreement has been executed and delivered as in its judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at ___% of the aggregate principal amount of the Securities.
     4. PAYMENT AND DELIVERY. Payment for the Firm Securities shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Securities for the respective accounts of the several Underwriters at                     , New York City time, on                     , 2006, or at such other time on the same or such other date, no later than [five] business days after the date of this Agreement as the Underwriters and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “CLOSING DATE.”
     Payment for any Additional Securities shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Additional Securities for the respective accounts of the several Underwriters at                     , New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than                     , New York City time, three (3) business days following the date the Underwriters provide the Company with notice pursuant to Section 2 of this Agreement, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “OPTION CLOSING DATE.”
     Certificates for the Firm Securities and the Additional Securities shall be in definitive form and registered in such names and in such aggregate principal amount as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and the Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor. The Firm Securities and Additional Securities shall be delivered through the facilities of The Depository Trust Company.
     5. CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date and the Option Closing Date, as the case may be, are subject to the following conditions:

     (a) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Pre- Pricing Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities as contemplated hereby.
     (b) The Underwriters shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate, dated the Closing Date and the Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations, warranties and covenants of the Company contained in this Agreement are true and correct as of the date of this Agreement and the Closing Date and the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and the Option Closing Date, as the case may be.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission.
     (d) The Underwriters shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion of Sutherland Asbill & Brennan LLP, outside counsel for the Company, dated the Closing Date and the Option Closing Date, as the case may be, in the form set forth in Exhibit A to this Agreement.
     The opinion of Sutherland, Asbill & Brennan LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
     (e) The Underwriters shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion of counsel for the Underwriters, dated the Closing Date and the Option Closing Date, as the case may be, covering the matters referred to on Exhibit A. Sutherland Asbill & Brennan LLP and counsel to the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, Pre-Pricing Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or except as specified.
     (f) The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date and the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, an independent public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and, if applicable, the letter delivered on the Option Closing Date shall use a “cut off date” not more than three business days prior to the Option Closing Date.
     6. COVENANTS. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriters as follows:
     (a) The Company will (i) advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and (ii) will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, or for additional information.
     (b) To furnish to you, without charge, signed copies of the Registration Statement (including exhibits thereto) and to furnish to you, without charge, prior to [                    ], New York City time, on the business day next succeeding the date of this Agreement, or as soon as practicable, and during the period mentioned in Section 6(c) below, as many copies of each of the Pre-Pricing Prospectus and the Prospectus and any supplements and amendments thereto or to the Registration Statement, including all exhibits filed therewith, as you may reasonably request.
     (c) Before amending or supplementing the Registration Statement, Pre-Pricing Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two business days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (d) If, during such period after the first date of the public offering of the Securities as in the written opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the written opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and will continue such qualifications in effect so long as reasonably required for the distribution of the Securities; provided, however, that such qualification does not require the Company to qualify to do business, be subject to taxation or be subject to the jurisdiction of courts in such jurisdiction.
     (f) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement for the purposes of and to provide the benefits contemplated by Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (g) To use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code, and to use its best efforts to maintain the qualification of Allied REIT as a real estate investment trust under Subchapter M of the Code.
     (h) The Company will comply with all registration, filing and reporting requirements of the Exchange Act.
     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing and distribution of the Registration Statement, the Pre-Pricing Prospectus, and the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, if applicable, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the NASD, (v) the cost of printing certificates representing the Securities, (vi) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 and Section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
     Prior to the Closing Date, the Underwriters hereby agree to comply with any applicable rules and/or regulations of the NASD applicable to the offering of the Securities pursuant to this Agreement.
     7. INDEMNIFICATION.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse such Underwriter and each such controlling person for any and all expenses, including legal expense and other expenses reasonably incurred (including the fees and disbursements of counsel chosen by the Underwriters) by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, the Pre-Pricing Prospectus, Pricing Information or the Prospectus (or any amendment or supplement thereto); provided, further, that as to the Pre-Pricing Prospectus or the Pricing Information this indemnity shall not inure to the benefit of the Underwriters or any person or persons controlling the Underwriters on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by any Underwriter if such Underwriter was legally required to and failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact in such Pre-Pricing Prospectus was corrected in such Prospectus, as amended or supplemented.

     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to the Securities Act and the Rules and Regulations, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus, the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the [___], [___], [___] and [___] paragraphs under the caption “Underwriting” in the Prospectus; and the Underwriters confirm that such statements are correct.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (an Underwriter in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     (e) Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.
     8. CONTRIBUTION. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties therein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of the Securities they have purchased hereunder, and not joint.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.
     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.
     9. DEFAULTING UNDERWRITERS. If, on the Closing Date or Option Closing Date, as the case may be, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the aggregate principal amount of Securities which the defaulting Underwriter agreed but failed to purchase on the Closing Date or Option Closing Date, as the case may be, in the respective proportions which the aggregate principal amount of the Securities set forth opposite the name of each remaining nondefaulting Underwriter in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date or Option Closing Date, as the case may be, if the total aggregate principal amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the aggregate principal amount of the Securities to be purchased on the Closing Date or Option Closing Date, as the case may be, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of the Securities which it agreed to purchase on the Closing Date or Option Closing Date, as the case may be, pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Lead Underwriter who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total aggregate principal amount of Securities to be purchased on the Closing Date or Option Closing Date, as the case may be. If the remaining Underwriters or other underwriters satisfactory to the Lead Underwriter do not elect to purchase on the Closing Date or Option Closing Date, as the case may be, the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date or Option Closing Date, as the case may be, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Securities which a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Lead

Underwriter or the Company may postpone the Closing Date or Option Closing Date, as the case may be, for up to seven full business days in order to effect any changes that, in the opinion of counsel to the Company or counsel to the Underwriters, may be necessary in the Prospectus or in any other document or arrangement.
     10. TERMINATION. This Agreement shall be subject to termination by notice given by the Underwriters to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in the Underwriters’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.
     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and employees and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from the Underwriters merely by reason of such purchase.
     12. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.
     13. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof or thereof by the parties hereto.
     14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     16. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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Very truly yours,

ALLIED CAPITAL CORPORATION

By:

Name:
Title:
Accepted as of the date hereof:

[UNDERWRITER(S)] Acting on behalf of itself and the several Underwriters listed in Schedule I hereto.

By:

Name:
Title:

SCHEDULE I

Underwriters	Principal Amount
$

Total